UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 28, 2017 (September 26, 2017)

GENOMIC HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51541	77-0552594
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

301 Penobscot Drive, Redwood City, California	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (650) 556-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of Regulation S-K of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2017, the Board of Directors of Genomic Health, Inc. (the “Company”) adopted the Genomic Health, Inc. Deferred Compensation Plan (the “Plan”). The Plan will be effective as of January 1, 2018. The Plan is intended to be an “unfunded” plan and will be maintained by the Company primarily for the purpose of providing deferred compensation to a select group of employees and members of the Board of Directors. Accordingly, the Plan is also intended to be exempt from Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended, and to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended. Deferred Compensation under the Plan will consist of elective deferrals, if any, made by Plan participants. Deferrals under the plan will be fully vested at all times. Under the Plan, the Company will provide participants with the opportunity to defer a maximum of 75% of their base salary, bonuses, commercial incentives and Board of Directors fees (or such other percentage that may be prescribed by the Plan administrator). Payment obligations, if any, under the Plan are payable in cash on a date or dates selected by the participant pursuant to the terms of the Plan, or upon certain specified events such as termination of employment, death, or disability, subject to change in certain specified circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 28, 2017

GENOMIC HEALTH, INC.

By	/s/ Jason W. Radford
Name:	Jason W. Radford
Title:	Chief Legal Officer